As filed with the Securities and Exchange Commission on December 10, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

 ELLINGTON FINANCIAL INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0489289
(State of Incorporation)	(IRS Employer Identification No.)

53 Forest Avenue Old Greenwich, Connecticut	06870
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.001 par value per share (Liquidation Preference $25.00 per share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-254762

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.  Description of Registrant’s Securities to be Registered.
The securities to be registered hereunder are shares of 6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.001 par value per share, with a liquidation preference of $25.00 per share (the “Series B Preferred Stock”) of Ellington Financial Inc. (the “Company”). The description of the terms of the Series B Preferred Stock set forth under the heading “Description of the Series B Preferred Stock” in the Company’s Prospectus Supplement, dated December 8, 2021, and under the heading “Description of Preferred Stock” in the accompanying prospectus that constitutes a part of the Company’s Shelf Registration Statement on Form S-3 (File No. 333-254762) filed under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Incorporation of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.3 of Ellington Financial Inc.’s Current Report on Form 8‑K filed on March 4, 2019).

Exhibit 3.2	Bylaws of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.4 of Ellington Financial Inc.’s Current Report on Form 8‑K filed on March 4, 2019).

Exhibit 3.3
Certificate of Designations of 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.3 of Ellington Financial Inc.’s registration statement on Form 8-A filed on October 21, 2019).

Exhibit 3.4	Certificate of Designations of 6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock of Ellington Financial Inc.

Exhibit 4.1
Form of certificate representing the 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 4.1 of Ellington Financial Inc.’s registration statement on Form 8-A filed on October 21, 2019).

Exhibit 4.2	Form of certificate representing the 6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock of Ellington Financial Inc.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ELLINGTON FINANCIAL INC.

Date:	December 10, 2021	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer